EXHIBIT 21.1




                           SUBSIDIARIES OF THE COMPANY



                                                              State of
                                 Percentage of             Incorporation
       Subsidiary                  Ownership              or Organization
       ----------                  ---------              ---------------


United Financial-
Montana Capital Trust I              100%                     Delaware

Heritage Bank                        100%                     Montana State
                                                              Commercial Bank


Valley Bancorp, Inc.                 65% as of                Arizona Bank
                                     12/31/01                 Holding Company